                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

STATE OF OKLAHOMA
                           KNOW BY ALL THESE PRESENTS:
COUNTY OF OKLAHOMA

        I, Michael O. Thompson, do hereby appoint Joel McNatt as my true and lawful attorney-in-fact ("Attorney-in-Fact") and grant such Attorney-in-Fact full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

                1)      To execute and file for and on behalf of me, in my
                        capacity as one or more of an officer, director, or
                        significant stockholder of Bronco Drilling Company, Inc.
                        or any of its subsidiaries (collectively, the
                        "Company"), reports or other filings under Section 16 of
                        the Securities Exchange Act of 1934, as amended, and the
                        rules thereunder, including without limitation, Forms 3,
                        4 and 5, including any amendments, corrections,
                        supplements or other changes thereto;

                2)      To do and perform any and all acts for and on behalf of
                        me which may be necessary or desirable to complete and
                        execute any such reports or other filings and timely
                        file same with the United States Securities and Exchange
                        Commission and any stock exchange or similar authority;
                        and

                3)      To take any other action of any type whatsoever in
                        connection with the foregoing which, in the sole opinion
                        of such Attorney-in-Fact, may be of benefit to, in the
                        interest of, or legally required by me, it being
                        understood that the documents executed by such
                        Attorney-in-Fact on behalf of me pursuant to this Power
                        of Attorney shall be in such form and shall contain such
                        terms and conditions as such attorney-in-fact may
                        approve in such Attorney-in-Fact's discretion.

        I hereby grant to such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the
Attorney-in-Fact shall lawfully does or causes to be done by virtue of this
Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorney-in-Fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

        This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Securities Exchange Act of 1934 with respect to the my holdings of and transactions in securities issued by the
Company, unless earlier revoked by me in a signed writing delivered to the
Attorneys-in-Fact.

        Liability. The Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such
Attorney-in-Fact's willful misconduct. In no event shall such Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

        Severability. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof;
provided that if any provision of this Power of Attorney, as applied to me or to such Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of
Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

        Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER,
AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS
OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF
APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August 2005.

                                        /s/ MICHAEL O. THOMPSON
                                        ----------------------------------------
                                        Michael O. Thompson

STATE OF OKLAHOMA

COUNTY OF OKLAHOMA

        On this 19th day of August 2005, Michael O. Thompson personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        /s/ MELODY R. MEDLEY
                                        ----------------------------------------
                                        Name: Melody R. Medley
                                        Commission #: 0500210
                                        My Commission Expires: February 25, 2009